Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), effective as of Monday, February 14, 2022, is entered into by and between Ecoark Holdings, Inc. (the “Company”) and Peter Mehring (the “Consultant”).

RECITALS

WHEREAS the Consultant has recently resigned, effective February 11, 2022, as both the President and a Director of the Company, and as the Chief Executive Officer of Zest Labs, Inc. (“Zest”), a wholly owned subsidiary of the Company;

WHEREAS the Company desires to engage the services of the Consultant to act in an advisory capacity in support of the currently outstanding litigation involving Zest and the related intellectual property, as well as assist in transitional activities related to his departure;

WHEREAS the Consultant agrees to be retained for the foregoing purposes, subject to the terms and conditions provided in this Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing on the date hereof and ending after 1 year on Tuesday, February 14, 2023 (the “Termination Date”). The term will automatically renew for 1-year increments on the Termination Date upon a mutual formal written consent of the Consultant and the CEO.

2. Duties of the Consultant. The Consultant agrees that it will generally provide the following specified consulting services as a direct report to the Chief Executive Officer (“CEO”) of the Company:

a. Assist in any transitional activities related to the Consultant’s recent departure as the Chief Executive Officer of Zest; and

b. Advise the Company and Zest on any current intellectual property litigation, and matters related to Zest’s intellectual property;

3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the CEO and other officers and duly authorized representatives of the Company in connection with the conduct of its activities, so long as such activities are in compliance with applicable laws and regulations. The Consultant shall diligently and thoroughly provide the consulting services required hereunder in a manner that allows the Consultant to adequately fulfill the duties required of his new full-time employment position at an outside company.

Compensation. As consideration for the services to be provided by Consultant to the Company under this Agreement, Consultant shall be compensated at a monthly retainer of $16,666.66 per month to be paid monthly on the last day of each month. Consultant will be paid a fractional amount for any pay periods less than a full calendar month. The first fractional payment of $9,444.44 for the fractional month of February, 2022 starting on February 14th will be paid on the last day of the month.

Upon the execution of this Agreement, Consultant will have the expiration date on any stock awards by the Company extended for a period of 1 year from the last effective date of this Agreement. The Consultant will also have any unvested stock awards continue to vest during the Term according to the vesting schedule set forth in the stock award agreements.

4. Assignability of Services. The Consultant’s services under this Agreement are offered to the Company and its subsidiaries and related parties on an as needed basis.

5. Expenses. The Company will reimburse Consultant for verifiable and reasonable expenses reasonably incurred by Consultant in performing the services described hereunder, provided that any expenses in excess of $1,000 must be approved in advance by the CEO.

6. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to the Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and the Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless the Consultant, so long as the Consultant is acting in a legal and ethical manner, against any claims or litigation including any damages, liability, cost and reasonable attorney’s fees as incurred with respect thereto resulting from the Consultant’s communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from the Consultant’s communication or dissemination of information not provided or authorized by the Company.

7. Representations. The Consultant represents, warrants and covenants to the Company that the Consultant and each of its contractors, employees, agents or others employed or retained by the Consultant (“Associated Persons”) will at all times during the term of this Agreement satisfy the following warranties and representations. The Consultant agrees that it will be responsible for the accuracy and truthfulness of the warranties and representations of the Associated Persons.

a. The Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. The Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over the Consultant. The Consultant acknowledges that, to the best of its knowledge, the Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. The Consultant further acknowledges that it is not a securities broker-dealer or a registered investment advisor.

b. The Consultant shall at all times comply with any and all applicable federal, state, local or foreign laws, including securities laws, rules and regulations of any court, government or unit or agency thereof in its performance hereunder.

c. The Consultant shall not provide any material non-public information regarding the Company to any person until such person has executed and delivered to the Company (in care of the Consultant with a copy to the Company) a confidentiality and no-trade agreement in a form furnished by the Company to the Consultant.

d. The Consultant Persons acknowledges that certain information that the Company or its representatives will provide to the Consultant or its Associated Persons in connection with the performance of the services under this Agreement will be material non-public information about the Company (the “Material Information”).

8. Termination. Either party may terminate this Agreement at any time either voluntarily or involuntarily, with cause or without cause by providing at least a 30 day written notice to the other party prior to the Termination Date. If the Company terminates this Agreement, the Company shall have no further liability or obligation to the Consultant under this Agreement. If the Consultant terminates this Agreement, the Consultant shall have no further liability or obligation to the Company under this Agreement (except items 7(c) and 7 (d) shall survive such termination).

9. Status as Independent Contractor. The Consultant’s engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. The Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by the Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

10. Attorney’s Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

11. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

12. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas. The parties agree that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in Texas Supreme Court, County of Bexar.

13. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

14. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, inoperative or unenforceable as applied in any particular case because it conflicts with any other provision or provisions hereof, or any other provision or provisions hereof, or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPANY:

ECOARK HOLDINGS, INC.

By:	/s/ Randy May
Name:	Randy May
Title:	CEO

CONSULTANT:

By:	/s/ Peter Mehring
Name:	Peter Mehring
Title:	Consultant

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